SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 4, 1998
                                                         (February 20, 1998)


                           NATURAL HEALTH TRENDS CORP.
             (Exact name of Registrant as specified in its charter)


        Florida                          0-25238               59-2705336
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation or organization)                              Identification No.)

         2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064
               (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (954) 969-9771


                                       n/a
          (Former name or former address, if changed since last report)




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Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Pursuant to the exemption from the registration requirements under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), on February 20, 1998, Natural Health Trends Corp. (the "Company") issued 300 shares of the Company's Series B Preferred Stock (the "Preferred Stock") with a stated value of $1,000 per share to an "accredited investor" as that term is defined under Regulation D promulgated under the Act. The placement agent for the private placement was Domain Investments, Inc. The stated value and the accrued dividends thereon on the Preferred Stock are convertible into shares of common stock of the Company, $.001 par value (the "Common Stock") commencing on April 4, 1998, at a conversion price equal to the lower of (i) seventy (70%)
percent of the average closing bid price of the Common Stock as reported by Bloomberg, L.P. for the three trading days immediately preceding the notice of conversion or (ii) $.0625.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 3, 1998



                                     NATURAL HEALTH TRENDS CORP.
                                            (Registrant)



                                     By: /s/ Neal R. Heller
                                         Neal R. Heller
                                         President